Exhibit 10.1

Wolfspeed, Inc.

Securities Purchase Agreement

March 19, 2026

- i -

(h)	Information Provided	15
(i)	No Investment, Tax or Other Advice	15
(j)	Investment Decision Matters	15
(k)	Due Diligence	15
(l)	No Regulatory Agency Recommendation or Approval	15
(m)	Investment Representations and Warranties	16
(n)	Mutual Negotiation	16
(o)	Financial Adviser Fee	16
(p)	Additional Documentation	16
(q)	Bring-Down of Representations and Warranties	16
(r)	New York Stock Exchange Matters	16
(s)	Wall-Cross Matters	16
(t)	No Reliance on the Financial Advisors Group; Related Matters	17
(u)	No General Solicitation	17
(v)	Disqualification Event	17
(w)	Brokers and Finders	18
(x)	CFIUS	18
Section 6.	Conditions to Obligations of the Parties	18
(a)	Conditions to the Company’s Obligations	18
(b)	Conditions to the Investor’s Obligations	18
Section 7.	The Release Time	19
Section 8.	Tax Matters	19
Section 9.	Miscellaneous	20
(a)	Waiver; Amendment	20
(b)	Assignability	20
(c)	Further Instruments and Acts	20
(d)	Waiver of Jury Trial	20
(e)	Governing Law	21
(f)	Section and Other Headings	21
(g)	Counterparts	21
(h)	Notices	21
(i)	Binding Effect	21
(j)	Notification of Changes	21
(k)	Severability	21
(l)	Entire Agreement	21
(m)	Reliance by the Financial Advisors Group; Third Party Beneficiaries	22
(n)	Termination	22
(o)	Inter-Affiliate Transfers	22
(p)	Indemnification	22

Exhibits

Exhibit A: List of Investors	A-1

Exhibit B: Form of Pre-Funded Warrant	B-1

Exhibit C: Form of Registration Rights Agreement	C-1

Exhibit D: Form of Investor Representation Letter	D-1

- ii -

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of March 19, 2026, by and among Wolfspeed, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act;

WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, (A) shares (the “Shares”) of the Company’s common stock, par value $0.00125 per share (the “Common Stock”), and (B) pre-funded warrants to purchase shares of Common Stock substantially in the form attached hereto as Exhibit B (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”); and

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Pre-Funded Warrant Shares (as defined below) under the Securities Act and applicable state securities laws.

THEREFORE, the Company, and each Investor agree as follows.

Section 1. DEFINITIONS.

“Aggregate Purchase Amount” has the meaning set forth in Section 3(b)(ii).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Concurrent Note Placement” has the meaning set forth in Section 5(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Advisors Group” means Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, William Blair & Company L.L.C., and J. Wood Capital Advisors LLC.

“GAAP” has the meaning set forth in Section 4(j).

“Governmental Authorizations” has the meaning set forth in Section 4(l).

“Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“IRS” means the Internal Revenue Service.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Issuer Covered Person” has the meaning set forth in Section 4(k).

“Material Adverse Effect” has the meaning set forth in Section 4(e).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Pre-Funded Warrants” has the meaning set forth in the recitals.

“Pre-Funded Warrant Price” means $18.448.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement or the Closing Date, as applicable, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Share Price” means $18.458.

“Shares” has the meaning set forth in the recitals.

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind in the nature of tax (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Trading Day” means any day on which the Common Stock is traded on the New York Stock Exchange, or, if the New York Stock Exchange is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, and the Registration Rights Agreement.

“USRPHC” has the meaning set forth in Section 4(o).

Section 2. RULES OF CONSTRUCTION. For purposes of this Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g) the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3. PURCHASE AND SALE OF SECURITIES.

(a) Generally. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the number and type of Securities, for the aggregate purchase price, set forth opposite the Investor’s name on Exhibit A. The purchase price per Share is equal to the Share Price. The purchase price per Pre-Funded Warrant is equal to the Pre-Funded Warrant Price.

(b) The Closing.

(i) Closing Date and Location. The closing and issuance and sale of the Securities (the “Closing”) will take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 a.m., New York City time, on the later of (1) March 26, 2026; (2) such date on which the conditions to Closing set forth in Section 6 are satisfied or waived; and (3) such other time and place as the Company and the Investor may agree in writing (such later date, the “Closing Date”).

(ii) Delivery of Purchase Price and Securities. At the Closing, the Securities shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Securities to be purchased by the Investor at such Closing as set forth in Exhibit A, in each case, against payment to the Company of the purchase price therefor (the “Aggregate Purchase Amount”) in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investors at least one Business Day prior to the Closing. On the Closing Date, the Company will cause (A) the Transfer Agent to issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 5(b) hereof) and the Company shall provide evidence of such issuance from the Company’s Transfer Agent as soon as reasonably practical following the Closing Date to each Investor and (B) deliver to such Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, Pre-Funded Warrants exercisable (without regard to any limitation on exercise set forth therein) for a number of shares of Common Stock as set forth in Exhibit A with respect to such Investor. In the event that the Closing has not occurred within two (2) Business Days after the expected Closing Date, unless otherwise agreed by the Company and such Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount to each respective Investor by wire transfer of United States dollars in immediately available funds to the account specified by each Investor in writing, and any book entries for the Securities shall be deemed cancelled; provided that, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Securities at the Closing.

(iii) Questions as to Form. All questions as to the form of all documents will be determined by the Company, in its reasonable discretion, which determination will be final and binding absent manifest error.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Investors and the Financial Advisors Group and covenants that:

(a) Due Formation, Valid Existence and Good Standing. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

(b) Authorization; Valid Issuance. The Shares being purchased by the Investors hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions, and will not be subject to any preemptive or similar rights (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions and not subject to any preemptive or similar rights (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of the Pre-Funded Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Shares and the Pre-Funded Warrants do not, and the exercise in full of the Pre-Funded Warrants and the issuance and delivery of the Pre-Funded Warrant Shares thereupon will not, (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investors) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. As of the Closing, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants (without regard to any limitation on exercise set forth therein).

(c) Listing of Common Stock. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Shares and the Pre-Funded Warrant Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Shares and the Pre-Funded Warrant Shares on the New York Stock Exchange for so long as the Common Stock is then so listed. The Company is in compliance with all listing requirements of the New York Stock Exchange applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the New York Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the New York Stock Exchange or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

(d) Securities Act Matters. Assuming the accuracy of the representations and warranties of the Investor, the issuance of the Securities pursuant to this Agreement is exempt from the registration requirements of the Securities Act. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

(e) Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, will not (i) contravene any law, rule or regulation binding on the Company or any of its subsidiaries or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of the foregoing is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any of its subsidiaries, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the timely performance by the Company of its obligations under the Transaction Documents (“Material Adverse Effect”).

(f) No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, except such as have been obtained or made (or will, at the Closing, have been obtained or made) and except for any filings as may be required (and will be timely filed) under the Exchange Act.

(g) Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents, including the issuance and sale of the Securities and the Pre-Funded Warrant Shares. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares and the Pre-Funded Warrant Shares, the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated herein, including the issuance and sale of the Securities and the Pre-Funded Warrant Shares, has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Investor and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement and each of the Pre-Funded Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h) Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(i) SEC Filings. The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the Exchange Act shall be considered timely for this purpose) for the one year preceding the date of this Agreement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. Other than with respect to the issuance and sale of the Securities pursuant to this Agreement, the Note Placement and transactions related thereto, the Company represents that, as of the date hereof, no material event or circumstance has occurred, which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed.

(j) Financial Statements The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis throughout the periods therein specified (unless otherwise noted therein). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (iii) liabilities incurred or to be incurred in connection with the Note Placement.

(k) Accounting Controls and Disclosure Controls and Procedures. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures designed to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Company’s board of directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(l) Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

(m) No Litigation. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, there is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect.

(n) Taxes. The Company and its subsidiaries have timely and properly (in all material respects) filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and reflected on their financial statements and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company that remains unpaid and would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens for material Taxes on any of the assets of the Company (other than liens for Taxes not yet due and payable or the amount or validity of which are being contested in good faith and reflected on the Company’s financial statements). At all times since inception, the Company has been and, so long any Investor holds any Securities, will continue to be classified as a corporation for U.S. federal income tax purposes. The Company is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Code (a “USRPHC”) during the period specified in Section 897(c)(1)(A)(ii) of the Code. For so long as any Investor holds any Securities, the Company shall provide such Investor with prompt written notice upon determining that it has become a USRPHC.

(o) Absence of Certain Changes. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, since September 29, 2025, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its subsidiaries. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, since September 29, 2025, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate outside of the ordinary course of business or (iii) had material capital expenditures, individually or in the aggregate, outside the ordinary course of business.

(p) Sarbanes-Oxley Act. The Company is, and since September 29, 2025 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

(q) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

(r) Solvency. Since September 29, 2025, neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe, since September 29, 2025, that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be, Insolvent.

(s) Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

(t) Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares or the Pre-Funded Warrant Shares.

(u) Bring-Down of Representations and Warranties. Unless the Company notifies the Investor in writing to the contrary at or before the Closing, each representation and warranty of the Company contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(v) No General Solicitation. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Securities pursuant to this Agreement. Other than with respect to the Note Placement, the Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Securities pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the New York Stock Exchange. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby.

(w) No Disqualification Event. Neither the Company nor any of its (i) predecessors, (ii) affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Agreement, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(x) Other Covered Persons. Other than the Financial Advisors Group, the Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(y) Brokers and Finders. Other than the Financial Advisors Group, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

(z) Removal of Legends.

(i) In connection with any sale, assignment, transfer or other disposition of the Shares or Pre-Funded Warrant Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request its transfer agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable, but in any event within three (3) Trading Days, following any such request therefor from the Investor accompanied by customary representations and other documentation (which, for the avoidance of doubt, shall not include a legal opinion unless reasonably requested by the Company), reasonably acceptable to the Company in connection therewith. In connection with any sale, assignment, transfer or other disposition of the Shares or Pre-Funded Warrant Shares by an Investor pursuant to an effective registration statement covering such Shares and/or Pre-Funded Warrant Shares (as applicable), the Investor shall provide the Company with a representation letter in the form attached hereto as Exhibit D. The Company shall be responsible for the fees of its transfer agent and its legal counsel associated with such legend removal.

(ii) Subject to receipt from the Investor and the broker that takes custody of applicable the Shares or Pre-Funded Warrant Shares, by the Company and its transfer agent of customary representations and other documentation (which shall not include an opinion of counsel) reasonably acceptable to the Company and its transfer agent in connection therewith, upon the earliest of such time as the Shares or Pre-Funded Warrant Shares (i) have been registered under the Securities Act pursuant to an effective registration statement (for clarity, at the time of the legend removal request, the Investor and its broker that takes custody of the Shares or Pre-Funded Warrant Shares for purposes of effecting the sale or transfer shall provide a customary letter to the Company, the Company’s counsel and the Company’s transfer agent that the Securities will be sold only in accordance with and pursuant to an effective registration statement or in compliance with Rule 144); (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 4(z)(ii) as soon as reasonably practicable, but in any event within three (3) Trading Days, following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Company’s transfer agent irrevocable instructions that the Company’s transfer agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Company’s transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Company’s transfer agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 4(z) may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance, provided that, for the avoidance of doubt, the Company shall not be responsible for any fees or expenses associated with any required medallion guarantees related to or obtained in connection with such issuance.

(aa) Most Favorite Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof through the Closing Date that none of the terms offered to any Person with respect to the purchase of any Securities (each a “Purchase Document”) is or will be more favorable to such Person than those of the Investors and this Agreement shall be, without any further action by any Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investors shall receive the benefit of the more favorable terms contained in such Purchase Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Agreement) as any Investor may reasonably request to further effectuate the foregoing.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR. Each Investor represents and warrants to the Company and the Financial Advisors Group that:

(a) Due Formation, Valid Existence and Good Standing; Authorization, Execution and Delivery of This Agreement. The Investor (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to purchase the Securities pursuant to, and to enter into, this Agreement and the other Transaction Documents to which the Investor is a party and perform all obligations required to be performed by the Investor under this Agreement and the other Transaction Documents to which the Investor is a party; and (ii) has duly authorized, executed and delivered this Agreement and the other Transaction Documents, as applicable. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Securities Act Matters. The Investor is not, as of the date of this Agreement, or, at the Closing, will not be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act). The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States.

The Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE

SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.

(c) Non-Contravention. The purchase of the Securities and the other transactions contemplated hereby and the other Transaction Documents to which the Investor is a party to be performed by the Investor will not (i) contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor; or (ii) constitute a breach or violation or result in a default under (x) the organizational documents of the Investor or (y) any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor is a party or by which it is bound, except in the case of clauses (i) and (ii)(y) above, for such contraventions, breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

(d) Jurisdiction of Residence. The Investor is a resident of the jurisdiction set forth on Exhibit A attached to this Agreement.

(e) Compliance with Certain Laws; Consents. The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor acquires any Securities pursuant to this Agreement and will obtain any consent, approval or permission required for any such acquisition under the laws and regulations of any jurisdiction to which the Investor is subject or in which the Investor acquires any Securities pursuant to this Agreement.

(f) Acknowledgement of Risks; Investment Sophistication. The Investor understands and accepts that the Securities to be acquired pursuant to this Agreement involve risks. The Investor has such knowledge, skill and experience in business, financial and investment matters that such Person is capable of evaluating the merits and risks of the purchase of the Securities. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of such investment. The Investor has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the Securities.

(g) No View to Distribution; No Registration. The Investor is acquiring the Securities solely for such Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities in violation of the Securities Act. The Investor understands that the offer and sale of the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the accuracy of the other representations made by the Investor in this Agreement. The Investor understands that the Company and its affiliates and agents are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the offer and sale of the Securities meet the requirements for such exemptions.

(h) Information Provided. The Investor acknowledges that no Person has been authorized to give any information or to make any representation concerning the Company or the purchase of the Securities other than as contained in this Agreement or the Company’s information available on the SEC’s EDGAR system. Neither the Company nor the Financial Advisors Group take any responsibility for, nor provides any assurance as to the reliability of, any other information that others may provide to the Investor.

(i) No Investment, Tax or Other Advice. The Investor confirms that it is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, the Financial Advisors Group or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to invest in the Securities. Neither the Company, the Financial Advisors Group nor any of their respective affiliates or agents is acting or has acted as an advisor or fiduciary to the Investor in deciding whether to invest in the Securities.

(j) Investment Decision Matters. The Investor confirms that none of the Company, the Financial Advisors Group or any of their respective affiliates, agents, control persons, officers, directors or employees have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities; or (ii) made any representation to the Investor regarding the legality of an investment in the Securities under applicable investment guidelines, laws or regulations. In deciding to purchase the Securities, the Investor is not relying on the advice or recommendations of the Company or the Financial Advisors Group, or their respective affiliates, agents, control persons, officers, directors or employees and has made its own independent decision that the terms of the Securities and the investment in the Securities are suitable and appropriate for it.

(k) Due Diligence. The Investor is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Securities. The Investor has had access to and has had the opportunity to review the Company’s information available on the SEC’s EDGAR system and such other information concerning the Company as it deems necessary to enable it to make an informed investment decision concerning the Securities. The Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Securities.

(l) No Regulatory Agency Recommendation or Approval. The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment in the Securities.

(m) Investment Representations and Warranties. The Investor and each account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company in writing to assure compliance with applicable U.S. federal and state securities laws in connection with the offer and sale of the Securities.

(n) Mutual Negotiation. The Investor acknowledges that the terms of the Securities and purchase thereof have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Securities and the purchase thereof. The Investor had a sufficient amount of time to consider whether to participate in the purchase of the Securities, and neither the Company nor the Financial Advisors Group, nor any of their respective affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to purchase the Securities.

(o) Financial Adviser Fee. The Investor acknowledges that the Company intends to pay the Financial Advisors Group a fee in respect of the offer and sale of the Securities.

(p) Additional Documentation. The Investor will, upon request, execute and deliver any additional documents that the Company may reasonably request in writing to complete the purchase of the Securities.

(q) Bring-Down of Representations and Warranties. Except to the extent that the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(r) New York Stock Exchange Matters. The Investor does not have a beneficial ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the Securities.

(s) Wall-Cross Matters. The Investor acknowledges and agrees that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Financial Advisors Group with respect to the transactions contemplated by this Agreement until after the earlier of (i) the time the transactions contemplated by this Agreement are publicly disclosed by the Company and (ii) the Release Time. Solely for purposes of this Section 5(s), subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department; and (ii) the foregoing representations and covenants of this Section 5(s) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor. The Investor hereby acknowledges the Company’s concurrent private placements of (i) $379,000,000 aggregate principal amount of the Company’s 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 (the “Concurrent Note Placement”) and (ii) the Shares and Pre-Funded Warrants.

(t) No Reliance on the Financial Advisors Group; Related Matters. The Investor acknowledges and agrees that the Financial Advisors Group is acting solely in its capacity as agent or advisor to the Company with respect to the offer and sale of the Securities pursuant to this Agreement and have not acted as an underwriter or as a financial advisor, tax advisor or fiduciary to the Investor and that the Financial Advisors Group and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor, express or implied, with respect to the Company, the Securities, the Share Purchase Price or the Pre-Funded Warrant Purchase Price or the accuracy, completeness or adequacy of the information provided to the Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other Person), whether in contract, tort or otherwise, resulting from the use of the information contained therein or otherwise supplied to the Investor, the negotiation of this Agreement, the transactions contemplated hereby, or for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the offer and sale of the Securities, except to the extent of fraud, willful misconduct or gross negligence.

(u) No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. The Investor became aware of this offering of the Securities solely by means of direct contact from the Financial Advisors Group or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Financial Advisors Group, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to the Investor solely by direct contact between Investor and the Company, the Financial Advisors Group and/or their respective representatives. Investor did not become aware of this offering of the Securities, nor were the Securities offered to Investor, by any other means, and none of the Company, the Financial Advisors Group and/or their respective representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

(v) Disqualification Event. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no Disqualification Event is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) of the Securities Act.

(w) Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(x) CFIUS. Such Investor is not a “foreign person,” as defined at 31 C.F.R. § 800.224.

Section 6. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

(a) Conditions to the Company’s Obligations. The obligation of the Company to deliver the Securities is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) all covenants of the Investor in Section 5 to be performed at or before the Closing have been performed; and (iii) the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the Securities being purchased by each Investor at the Closing as set forth in Exhibit A.

(b) Conditions to the Investor’s Obligations. The obligation of the Investor to deliver (or cause to be delivered) the Aggregate Purchase Amount is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing;

(ii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed;

(iii) no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(iv) the Company shall have executed and delivered the Registration Rights Agreement to the Investor;

(v) no stop order or suspension of trading shall have been imposed by the New York Stock Exchange, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock; the Common Stock shall be listed on the New York Stock Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the New York Stock Exchange from trading thereon nor shall suspension by the SEC or the New York Stock Exchange have been threatened, as of the Closing Date, in writing by the SEC or the New York Stock Exchange; and the Company shall have filed with the New York Stock Exchange a Supplemental Listing Application for the listing of the Shares and the Pre-Funded Warrant Shares and the New York Stock Exchange shall have raised no objection to such notice and the transactions contemplated hereby;

(vi) the Company shall have consummated the Concurrent Note Placement for an aggregate purchase price of not less than $379,000,000; and

(vii) no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental entity, shall have been issued, and no action or proceeding shall have been instituted by any governmental entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents

Section 7. THE RELEASE TIME. (a) As of the date of this Agreement, the Company is not aware of, and has not provided to the Investor or the Financial Advisors Group any material non-public information regarding the Company or its securities, other than any material non-public information relating to the offer and sale of the Securities and the Concurrent Note Placement; and (b) the Company agrees to publicly disclose at or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement provided that, if this Agreement is executed and delivered between midnight and 8:30 a.m., New York City time on any Business Day, at or before 9:00 a.m. on the date hereof (such time and date, the “Release Time”), the offer and sale of the Securities contemplated by this Agreement and similar purchase agreements and the Concurrent Note Placement as well as any other material nonpublic information disclosed by the Company or its representatives (including the Financial Advisors in their capacities as such) to any Investor or its representatives in a press release or Current Report on Form 8-K (as applicable, the “Disclosure Document”). Immediately following the issuance or filing of such Disclosure Document, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, affiliates, employees or agents, including, without limitation, the Financial Advisors (in their capacities as such), that is not disclosed in the Disclosure Document. In addition, effective upon the earlier of (i) the Release Time and (ii) the issuance or filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company and/or any of the Financial Advisors, on the one hand, and any Investor and/or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Investor and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not disclose the name of any Investor in the Disclosure Document or in any other filing, announcement, release or otherwise without the prior written consent of the Investor, except to the extent such disclosure is required by applicable law, rule, regulation, SEC or stock exchange requirement or at the request of any governmental or regulatory agency or as required by legal process, in which case the Company shall provide the Investor with written notice of such disclosure permitted under this Section 7 prior to such disclosure and reasonably consult with the undersigned regarding such disclosure.

Section 8. TAX MATTERS. The Investor acknowledges that, if the Investor is a United States person for U.S. federal income tax purposes, then the Company or any other applicable withholding agent must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9. The Investor further acknowledges that, if the Investor is not a United States person for U.S. federal income tax purposes, then the Company or any other applicable withholding agent must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to the Investor’s foreign status and certain other information as may be reasonably necessary to eliminate any withholding or deduction, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that it may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to the Investor unless the Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

Section 9. MISCELLANEOUS.

(a) Waiver; Amendment. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investors of at least a majority in interest of the Securities then held by the Investors, provided that prior to the Closing the consent of all Investors shall be required; provided further that any amendment, modification, alteration, or change that materially disproportionately and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively.

(b) Assignability. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights hereunder to any of its Affiliates. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

(c) Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary to more effectively carry out the purposes of this Agreement.

(d) Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) will be effective as delivery of a manually executed counterpart hereof.

(h) Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by electronic mail or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703, Attention: General Counsel; and (ii) if to the Investor, the address provided on Exhibit A hereto.

(i) Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and the Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j) Notification of Changes. The Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor contained in this Agreement to be false or incorrect. The Company covenants and agrees to notify the Investor in writing upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Company contained in this Agreement to be false or incorrect.

(k) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l) Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m) Reliance by the Financial Advisors Group; Third Party Beneficiaries. The Financial Advisors Group, each acting as financial advisors to the Company, may rely on each representation and warranty of the Company and of the Investors made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Financial Advisors Group. Each member of the Financial Advisors Group will be a third-party beneficiary of this Agreement to the extent provided in this Section 9(m).

(n) Termination. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by 5:00 p.m. (New York City time) on the tenth (10th) Business Day following the date hereof, unless otherwise mutually agreed to by the parties to this Agreement, the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

(o) Inter-Affiliate Transfers. The Investor may transfer Shares to any Affiliate thereof without providing the Company with an opinion of counsel provided that such transfer shall not involve a disposition of value. For the avoidance of doubt, inter-Affiliate contributions and inter-Affiliate issuance of equity interests shall not constitute value for purposes of this Section 9(o).

(p) Indemnification.

(i) The Company agrees to indemnify and hold harmless each Investor and its affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.

(ii) Any Indemnified Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Indemnified Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person or (c) in the reasonable judgment of any such Indemnified Person, based upon written advice of its counsel, a conflict of interest exists between such Indemnified Person and the indemnifying party with respect to such claims

(in which case, if the Indemnified Person notifies the indemnifying party in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Indemnified Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

[Signature Page to Securities Purchase Agreement]

WOLFSPEED, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

List of Investors

A-1

EXHIBIT B

Form of Pre-Funded Warrant

B-1

EXHIBIT C

Form of Registration Rights Agreement

C-1

EXHIBIT D

Form of Investor Representation Letter

D-1